IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

HIGHLIGHTS

-	IMAX signs contracts for 36 theatres, including 23 across Europe, in the first quarter

-	Company expands backlog to historic high of 431 theatres, a 52% increase year-over-year

-	First quarter box office comes in at $139 million, with two-thirds generated from international markets

NEW YORK, NY – April 24, 2014 – IMAX Corporation (NYSE:IMAX; TSX:IMX) today reported first quarter 2014 revenues of $48.2 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $12.6 million, adjusted net income of $3.3 million, or $0.05 per diluted share, and reported net income of $0.6 million, or $0.01 per diluted share.

“We made significant progress towards our long-term goals this quarter through our multi-picture agreement with Disney and our recently announced transaction with investors in IMAX China. We also had a very strong signings quarter, with 36 new theatres signed, driven by a robust 23 signings in strategically-important Europe,” said Richard L. Gelfond, IMAX CEO. “While first-quarter box office is traditionally the softest of the year, just a few weeks into the second quarter, we are encouraged by the strong international opening of The Amazing Spider-Man 2 – just one of the many highly anticipated movies in our portfolio of films for the remainder of year.”

Network Growth Update

The total IMAX® theatre network consisted of 840 systems as of March 31, 2014, of which 707 were in commercial multiplexes. There were 431 theatres in backlog as of March 31, 2014, compared to 283 in backlog as of March 31, 2013. In the first quarter of 2014, the Company signed contracts for 36 theatres, of which 35 were for new locations and 1 was for an upgrade. In the quarter, the Company installed 10 theatres, of which 8 were for new theatre locations. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

“The significant level of interest in our business worldwide is promising and underscores how the IMAX brand has become synonymous with the ultimate way to experience blockbuster films,” stated Mr. Gelfond. “We are excited for what the future holds for IMAX. We believe that our network growth, the continued commitment from our partners and our consumers’ enthusiasm globally, combined with our portfolio of films in 2014 and beyond, will continue to solidify our position as a unique and dominant player in the global entertainment industry.”

First-Quarter Segment Results

•	Revenue from sales and sales-type leases was $4.5 million in the first quarter of 2014, compared to $9.8 million in the first quarter of 2013, primarily reflecting the installation of 3 full, new theatre systems under sales and sales-type lease arrangements in the most recent first quarter, compared to the 6 sales and sales-type theatres the Company installed in the first quarter of 2013. In addition, there were 2 digital system upgrades (1 sales-type and 1 joint revenue-sharing) in existing locations in the first quarter of 2014, compared to 7 upgrades (all sales-type) in the first quarter of 2013.

•	Revenue from joint revenue-sharing arrangements was $10.9 million in the quarter, compared to $9.4 million in the prior-year period. During the quarter, the Company installed 5 new theatres under joint revenue-sharing arrangements, compared to 4 in the year-ago period. The Company had 388 theatres operating under joint revenue-sharing arrangements as of March 31, 2014, as compared to 319 theatres one year prior.

•	Production and IMAX DMR® (Digital Re-Mastering) revenues were $15.2 million in the first quarter of 2014, compared to $14.4 million in the first quarter of 2013. Gross box office from DMR titles was $138.5 million in the first quarter of 2014, compared to $128.7 million in the prior-year period. The average global DMR box office per screen in the first quarter of 2014 was $197,000 compared to $212,900 in the prior-year period.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its first quarter 2014 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 820-0231 approximately 5 to 10 minutes before it begins. International callers should dial (416) 640-5926. The participant passcode for the call is 2860379. This call is also being webcast by Thomson Financial and can be accessed on the ‘Investor Relations’ section of www.imax.com. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 2860379.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of March 31, 2014, there were 840 IMAX theatres (707 commercial multiplexes, 18 commercial destinations and 115 institutions) in 57 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; the failure to convert theater system backlog into revenue; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; risks related to the acquisition of AMC Entertainment Holdings, Inc. by Dalian Wanda Group Co., Ltd.; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to Eastman Kodak bankruptcy and the possibility of constrained film supply; risks related to the Company’s implementation of a new enterprise resource planning system; risks related to the Company’s prior restatements and the related litigation; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

Mar. 31, 2014

	Three Months
	Ended Mar. 31,
	2014		2013
Theatre Signings:
Full new sales and sales-type lease arrangements	32	(1)	14	(1)
New joint revenue sharing arrangements	3		3

Total new theatres	35		17
Upgrades of IMAX theatre systems	1		8	(2)(3)

Total Theatre Signings	36		25

	Three Months
	Ended Mar. 31,
	2014		2013
Theatre Installations:
Full new sales and sales-type lease arrangements	3		6
New joint revenue sharing arrangements	5		4

Total new theatres	8		10
Upgrades of IMAX theatre systems	2		7	(2)

Total Theatre Installations	10		17

	As of Mar. 31,
	2014		2013
Theatre Backlog:
New sales and sales-type lease arrangements	151		135
New joint revenue sharing arrangements	257		136

Total new theatres	408		271
Upgrades of IMAX theatre systems	23		12

Total Theatres in Backlog	431	(4)	283	(5)

	As of Mar. 31,
	2014		2013
Theatre Network:
Commercial Multiplex Theatres:
Sales and sales-type lease arrangements	319		287
Joint revenue sharing arrangements	388		319

Total Commercial Multiplex Theatres	707		606
Commercial Destination Theatres	18		19
Institutional Theatres	115		113

Total IMAX Theatre Network	840		738

(1)	Includes three signings which replaced theaters under an existing arrangement in backlog (2013 – one).
(2)	Includes upgrades to xenon-based digital systems under short-term operating lease arrangements (2 signings, 2 installations).
(3)	Includes installation of laser-based digital systems in existing theater (2 signings).
(4)	Includes 23 upgrades to a digital theater system, in an existing IMAX theater location (3 xenon and 20 laser, of which 4 are under joint revenue sharing arrangements).
(5)	Includes 12 upgrades to a digital theater system, in an existing IMAX theater location (5 xenon and 7 laser).

Additional Information (continued)

2014 DMR Films:

To date, IMAX has announced 19 titles so far to be released in 2014. The Company released 38 titles in 2013. The Company remains in discussions with virtually every major studio regarding future titles and expects the total number of titles in 2014 to be similar to that in 2013.

•	Jack Ryan: Shadow Recruit: The IMAX Experience (Paramount Pictures, January 2014);

•	I, Frankenstein: An IMAX 3D Experience (Lionsgate, January 2014);

•	The Monkey King: The IMAX Experience (Global Star Productions, January 2014, China only);

•	Robocop: The IMAX Experience (Metro-Goldwyn-Mayer Studios, Inc., February 2014);

•	300: Rise of an Empire: An IMAX 3D Experience (Warner Bros. Pictures, March 2014);

•	Need for Speed: An IMAX 3D Experience (Walt Disney Studios, March 2014, select international markets);

•	Divergent: The IMAX Experience (Summit Entertainment, March 2014);

•	Noah: The IMAX Experience (Paramount Pictures, March 2014);

•	Captain America: The Winter Soldier: An IMAX 3D Experience (Marvel Entertainment, April 2014);

•	Transcendence: The IMAX Experience (Warner Bros. Pictures, April 2014);

•	The Amazing Spider-Man 2: An IMAX 3D Experience (Sony Pictures, May 2014);

•	Godzilla: An IMAX 3D Experience (Warner Bros. Pictures, May 2014);

•	Maleficent: An IMAX 3D Experience (Walt Disney Studios, May 2014);

•	Edge of Tomorrow: An IMAX 3D Experience (Warner Bros. Pictures, June 2014);

•	How to Train Your Dragon 2: An IMAX 3D Experience (DreamWorks Animation, June 2014, select international markets);

•	Transformers: Age of Extinction: An IMAX 3D Experience (Paramount Pictures, June 2014);

•	Guardians of the Galaxy: An IMAX 3D Experience (Walt Disney Studios, August 2014);

•	Interstellar: The IMAX Experience (Paramount Pictures and Warner Bros. Pictures, November 2014); and

•	The Hobbit: There and Back Again: An IMAX 3D Experience (Warner Bros. Pictures, December 2014).

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months
	Ended March 31,
	2014	2013
Revenues
Equipment and product sales	$6,354	$10,679
Services	28,872	26,656
Rentals	10,791	9,972
Finance income	2,180	1,984
Other	—	375

	48,197	49,666

Costs and expenses applicable to revenues
Equipment and product sales	3,719	5,059
Services	14,350	14,964
Rentals	3,720	3,453
Other	—	—

	21,789	23,476

Gross margin	26,408	26,190
Selling, general and administrative expenses	21,312	19,661
(including share-based compensation expense of $3.2 million for the three months ended March 31, 2014 (2013 - expense of $2.8 million))
Gain on curtailment of postretirement benefit plan	—	(2,185)
Research and development	3,599	3,634
Amortization of intangibles	402	364
Receivable provisions, net of recoveries	287	—

Income from operations	808	4,716
Interest income	16	13
Interest expense	(266)	(345)

Income from operations before income taxes	558	4,384
Provision for income taxes	(72)	(1,203)
Loss from equity-accounted investments, net of tax	(262)	(220)

Income from continuing operations	224	2,961
Net income (loss) from discontinued operations, net of tax	355	(100)

Net income	$579	$2,861

Net income per share - basic & diluted:
Net income per share from continuing operations	$—	$0.04
Net income per share from discontinued operations	0.01	—

	$0.01	$0.04

Weighted average number of shares outstanding (000’s):
Basic	67,908	66,646
Fully Diluted	69,321	68,690
Additional Disclosure:
Depreciation and amortization(1)	$7,555	$8,591

(1)	Includes $0.1 million of amortization of deferred financing costs charged to interest expense for the three months ended March 31, 2014, respectively (2013 - $0.1 million).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

(Unaudited)

	As at	As at
	March 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$29,692	$29,546
Accounts receivable, net of allowance for doubtful accounts of $838 (December 31, 2013 — $887)	59,942	73,074
Financing receivables	103,752	107,110
Inventories	13,798	9,825
Prepaid expenses	4,641	3,602
Film assets	6,714	7,076
Property, plant and equipment	141,875	132,847
Other assets	27,173	27,034
Deferred income taxes	24,402	24,259
Other intangible assets	27,230	27,745
Goodwill	39,027	39,027

Total assets	$478,246	$481,145

Liabilities
Accounts payable	$14,319	$19,396
Accrued and other liabilities	57,745	65,232
Deferred revenue	83,409	76,932

Total liabilities	155,473	161,560

Commitments and contingencies
Shareholders’ equity
Capital stock, common shares — no par value. Authorized — unlimited number. Issued and outstanding — 67,957,167 (December 31, 2013 — 67,841,233)	328,685	327,313
Other equity	38,216	36,452
Accumulated deficit	(42,472)	(43,051)
Accumulated other comprehensive loss	(1,656)	(1,129)

Total shareholders’ equity	322,773	319,585

Total liabilities and shareholders’ equity	$478,246	$481,145

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	Three Months
	Ended March 31,
	2014	2013
Cash provided by (used in):
Operating Activities
Net income	$579	$2,861
Net (income) loss from discontinued operations	(355)	100
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	7,555	8,591
Write-downs, net of recoveries	518	—
Change in deferred income taxes	(75)	904
Stock and other non-cash compensation	3,281	3,000
Gain on curtailment of postretirement benefit plan	—	(2,185)
Unrealized foreign currency exchange loss	646	189
Loss from equity-accounted investments	346	220
Investment in film assets	(1,888)	(3,866)
Changes in other non-cash operating assets and liabilities	2,755	(10,703)
Net cash provided by (used in) operating activities from discontinued operations	572	(100)

Net cash provided by (used in) operating activities	13,934	(989)

Investing Activities
Purchase of property, plant and equipment	(7,927)	(3,315)
Investment in joint revenue sharing equipment	(5,506)	(8,717)
Acquisition of other intangible assets	(287)	(778)

Net cash used in investing activities	(13,720)	(12,810)

Financing Activities
Common shares issued - stock options exercised	742	2,485
Settlement of restricted share units	(789)	—
Increase in bank indebtedness	—	12,000
Repayment of bank indebtedness	—	(5,000)
Credit facility amendment fees paid	—	(1,881)

Net cash (used in) provided by financing activities	(47)	7,604

Effects of exchange rate changes on cash	(21)	17

Increase (decrease) in cash and cash equivalents during the period	146	(6,178)
Cash and cash equivalents, beginning of period	29,546	21,336

Cash and cash equivalents, end of period	$29,692	$15,158

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment designs, manufactures, sells or leases IMAX theater projection system equipment. The theater system maintenance segment maintains IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment provides IMAX theater projection system equipment to an exhibitor in exchange for a share of box-office and concession revenues. The film production and IMAX DMR segment produces films and performs film re-mastering services. The film distribution segment distributes films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months
	Ended March 31,
	2014	2013
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$4,507	$9,796
Ongoing rent, fees, and finance income	3,253	2,942
Other	1,512	1,780

	9,272	14,518

Theater system maintenance	8,195	7,789

Joint revenue sharing arrangements	10,856	9,376

Film
Production and IMAX DMR	15,185	14,355
Film distribution and post-production	4,689	3,628

	19,874	17,983

Total	$48,197	$49,666

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$1,659	$5,284
Ongoing rent, fees, and finance income	3,114	2,907
Other	(438)	(198)

	4,335	7,993

Theater system maintenance	3,001	3,054

Joint revenue sharing arrangements(1)	7,283	6,159

Film
Production and IMAX DMR(1)	11,074	9,213
Film distribution and post-production	715	(229)

	11,789	8,984

Total	$26,408	$26,190

(1)	IMAX systems include marketing and commission costs of $0.2 million for the three months ended March 31, 2014 (2013 — $0.3 million). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.2 million for the three months ended March 31, 2014 (2013 — $0.2 million). Production and DMR segment margins include marketing costs of $1.1 million for the three months ended March 31, 2014 (2013 — $0.9 million). Distribution segment margins include marketing costs of $0.2 million for the three months ended March 31, 2014 (2013 — $0.1 million).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share as supplemental measures of performance of the Company, which are not recognized under United States generally accepted accounting principles (“GAAP”). The Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on its net income. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA, adjusted net income and adjusted net income per diluted share should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA is calculated on a basis consistent with the Company’s Credit Facility, which refers to Adjusted EBITDA as EBITDA. The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.1:1. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $90.0 million on December 31, 2014, which requirement increases to $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.00:1 on December 31, 2014, which requirement decreases to 1.75:1 on December 31, 2015. The ratio of total debt to EBITDA was nil:1 as at March 31, 2014, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $nil. EBITDA is calculated as follows:

	3 months ended	12 months ended
	March 31, 2014	March 31, 2014
(In thousands of U.S Dollars)
Net income	$579	$41,833
Add:
Loss from equity accounted investments	262	2,799
Provision for income taxes(1)	289	15,607
Interest expense, net of interest income	250	1,209
Depreciation and amortization, including film asset amortization	7,424	35,616
Write-downs net of recoveries including asset impairments and receivable provisions	518	1,854
Stock and other non-cash compensation	3,281	12,966

	$12,603	$111,884

(1)	Includes a tax provision in discontinued operations of $0.2 million and $0.1 million for the three and twelve months ended March 31, 2014, respectively.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended March 31, 2014 vs. 2013:

The Company reported net income of $0.6 million or $0.01 per basic and diluted share for the first quarter of 2014, as compared to net income of $2.9 million or $0.04 per basic share and diluted share for the first quarter of 2013. Net income for the first quarter of 2014 includes a $3.2 million charge, or $0.05 per diluted share, for stock-based compensation (2013 - $2.8 million or $0.04 per diluted share). Adjusted net income, which consists of net income excluding stock-based compensation expense and the related tax impact, was $3.3 million, or $0.05 per diluted share, in the first quarter of 2014, as compared to adjusted net income of $5.6 million, or $0.08 per diluted share, for the first quarter of 2013. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Three Months Ended		Three Months Ended
	March 31, 2014		March 31, 2013
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$579	$0.01	$2,861	$0.04
Adjustments:
Stock-based compensation	3,188	0.05	2,808	0.04
Tax expense on items listed above	(515)	(0.01)	(105)	—

Adjusted net income	$3,252	$0.05	$5,564	$0.08

Weighted average diluted shares outstanding		69,321		68,690

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the
3 months ended
March 31, 2014
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$13,934
Net cash (used in) investing activities	(13,720)

Free cash flow	$214